Exhibit 10.2

Execution Version

PORTFOLIO MANAGEMENT AGREEMENT

dated as of April 30, 2013

between

JMP CREDIT ADVISORS CLO II LTD.,

Issuer

and

JMP CREDIT ADVISORS LLC,
Manager

i

24.	Execution in Counterparts.	37

25.	Provisions Separable.	37

26.	Jurisdiction and Venue.	37

27.	Limited Recourse; Non-Petition.	37

28.	WAIVER OF JURY TRIAL.	38

29.	Survival.	38

30.	Confidentiality.	38

31.	17g-5.	39

32.	Written Disclosure Statement.	41

ii

PORTFOLIO MANAGEMENT AGREEMENT

This Portfolio Management Agreement, dated as of April 30, 2013, is entered into by and between JMP Credit Advisors CLO II Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (together with successors and assigns permitted hereunder, the "Issuer"), and JMP Credit Advisors LLC ("JMP"), a limited liability company organized under the laws of the State of Delaware, as portfolio manager (in such capacity, together with its permitted successors and assigns, the "Manager").

W I T N E S S E T H:

WHEREAS, the Issuer has entered into an Indenture, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Indenture"), with JMP Credit Advisors CLO II LLC, as co-issuer (the "Co-Issuer"), and U.S. Bank National Association, as trustee (in such capacity, together with its permitted successors and assigns, the "Trustee"), pursuant to which the Issuer and the Co-Issuer intend to issue multiple Classes of Secured Notes (other than the Class E Notes and the Class F Notes) and the Issuer intends to issue the Class E Notes, the Class F Notes, the Reinvesting Holder Notes and the Subordinated Notes.  The Secured Notes, together with the Reinvesting Holder Notes and the Subordinated Notes, are collectively referred to as the "Notes";

WHEREAS, the Issuer has pursuant to the Indenture pledged the Assets comprised of Collateral Obligations, Eligible Investments and the other collateral described in the Indenture to the Trustee for the benefit of the Secured Parties, as collateral security for the Secured Notes and the other obligations secured by the Indenture;

WHEREAS, the Issuer wishes to enter into this Agreement, pursuant to which the Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Assets in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Indenture;

WHEREAS, the Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein; and

WHEREAS, this Agreement supersedes any other agreement among or between any of the parties hereto with respect to the subject matter hereof.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.             Definitions.

(a)          Terms used herein (including Annex A) and not defined below or elsewhere herein shall have the meanings set forth in the Indenture.

"Actions":  The meaning specified in Section 10(h).

"Advisers Act":  The U.S. Investment Advisers Act of 1940, as amended.

"Agreement":  This Portfolio Management Agreement, as the same may from time to time be amended, supplemented, waived or modified.

"Cause":  Any of the events set forth in Section 12(c).

"Co-Issuer":  The meaning specified in the recitals hereof.

"Corresponding Security":  The meaning specified in Section 4(d).

"Expenses":  The meaning specified in Section 10(h).

"Force Majeure Event":  The meaning specified in Section 10(e).

"Governing Instruments":  The memorandum, articles or certificate of incorporation or association and by-laws, if applicable, in the case of a corporation or a Cayman Islands exempted company, the limited liability company agreement, in the case of a limited liability company, or the partnership agreement, in the case of a partnership.

"Indemnified Party":  The meaning specified in Section 10(j).

"Indemnifying Party":  The meaning specified in Section 10(j)(i).

"Indenture":  The meaning specified in the recitals hereof.

"Initial Cure Period":  The meaning specified in Section 12(f).

"Issuer":  The meaning specified in the introductory paragraph hereof.

"JMP":  The meaning specified in the introductory paragraph hereof.

"JMP Manager":  Any Manager that is a subsidiary of JMP Group, Inc.

"Key Persons":  any of Fred Passenant, Craig Kitchin, Joe Jolson and Bryan Hamm and, in each case, any individual approved as a replacement in accordance with the procedures described in Section 12(f).  "Key Persons Cure":  The meaning specified in Section 12(f).

"Key Persons Event":  The Manager or any of its Affiliates fails to maintain any Key Person or Key Persons comprising the Requisite Key Persons as an employee, principal or partner, and the position held by such Key Person or Key Persons with the Manager or any of its Affiliates and the responsibilities of each such position that are relevant to the performance by the Manager of its duties under this Agreement as of the Closing Date have not been assumed by one or more individuals holding the position of employee, principal or partner with the Manager or any of its Affiliates, in each case, approved by a Majority of the Controlling Class, disregarding any Portfolio Manager Securities, as provided in Section 12(f); provided that the approval of the person or persons proposed as replacement Key Person or Key Persons in connection with the first Key Persons Cure (but, for the avoidance of doubt, not for any other Key Persons Cure) shall not be unreasonably withheld or conditioned.

"Liabilities":  The meaning specified in Section 10(a).

"Manager":  The meaning specified in the introductory paragraph hereof.

"Manager Breach":  The meaning specified in Section 10(a).

"Manager Information":  The meaning specified in Section 10(a).

"Manager Replacement Event":  So long as a JMP Manager is the Manager, (i) a Key Persons Event has occurred and a subsequent Key Persons Cure has not occurred within the Initial Cure Period, (ii) the Required Overcollateralization Ratio with respect to the Class C Notes is not in compliance and has not been cured as provided in Section 12(d), (iii) if the Class A Notes are outstanding, the Class A Notes are rated "A-" or lower by S&P or the Class A Notes are rated "A3" or lower by Moody's (provided that such Manager Replacement Event will not be deemed cured if such Class A Notes are subsequently upgraded with respect to the ratings set forth in this clause (iii)), (iv) the Manager is removed for Cause pursuant to clauses (i) through (vi) of Section 12(c), or (v) the Manager resigns or terminates its obligations under this Agreement.

"Manager Termination Date":  The meaning specified in Section 12(g).

"Managing Party":  The meaning specified in Section 4(d).

"Notes":  The meaning specified in the recitals hereof.

"Requisite Key Persons":  Either (i) two or more of Fred Passenant, Craig Kitchin and Joe Jolson or (ii) Bryan Hamm, and, in each case, any individual approved as a replacement to any Key Person in accordance with the procedures described in Section 12(f).

"Successor Criteria":  A Successor Manager:   (i) that has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Manager hereunder; (ii) that is legally qualified and has the capacity to act as Manager; (iii) whose appointment would not cause or result in the Issuer or the Co-Issuer becoming, or require the pool of Assets to be registered as, an investment company under the Investment Company Act; (iv) whose appointment would not cause the Issuer to be subject to net income tax outside the Issuer's jurisdiction of incorporation; and (v) of whom the Rating Agencies have been notified.

"Successor Manager":  The meaning specified in Section 12(g).

"Trustee":  The meaning specified in the recitals hereof.

(b)           Rules of Construction.  Unless the context otherwise clearly requires:  (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (iv) the word "will" shall be construed to have the same meaning and effect as the word "shall"; (v) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; (vi) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns; (vii) the words "herein," "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (viii) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles and Sections of and Annexes to this Agreement.  The titles of Articles and Sections of this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.  Each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement.

2.              Appointment, General Duties of the Manager.

(a)           Subject to and in accordance with the terms of this Agreement and the applicable provisions of the Indenture, the Issuer hereby appoints the Manager, and the Manager hereby accepts such appointment, to act as portfolio manager on the Issuer's behalf in respect of the Assets.  In performing such services and acting on the behalf of the Issuer, the Manager is authorized to exercise full discretion and act for the Issuer in the same manner and with the same force and effect as the directors or officers of the Issuer might or could do in respect of the performance of such services, as well as in respect of all other things necessary or incidental to the furtherance or conduct of such services, subject in each case to the other terms of this Agreement.  The Issuer hereby authorizes the Manager, in its sole discretion (but subject to applicable law and the provisions of this Agreement and the Indenture), to take all actions that it considers reasonably necessary and appropriate in respect of the Collateral Obligations, Eligible Investments, this Agreement, the Indenture and the transactions contemplated thereby.

(b)           Subject to and in accordance with the terms of this Agreement and the applicable provisions of the Indenture, on behalf of the Issuer, the Manager agrees to supervise and direct the acquisition of, disposition of, investment in and reinvestment of proceeds of Collateral Obligations, Equity Securities and Eligible Investments, and shall perform on behalf of the Issuer such other duties that have been specifically delegated to the Manager under this Agreement and the applicable provisions of the Indenture (and the Manager shall have no obligation to perform any other duties under the Indenture).  The Manager shall comply with all the terms and conditions of the Indenture affecting the duties and functions that have been expressly delegated to it thereunder.

(c)           The Manager on behalf of the Issuer shall (i) determine during the Reinvestment Period, consistent with the applicable provisions of the Indenture, when Interest Proceeds and Principal Proceeds shall be applied to effect a Special Redemption, (ii) take action on behalf of the Issuer in connection with effectuating any Optional Redemption (including any Refinancing), Tax Redemption or Clean-Up Call Redemption in accordance with the Indenture, (iii) select all Collateral Obligations and Eligible Investments which shall be acquired or entered into by the Issuer and pledged to the Trustee pursuant to the Indenture and (iv) facilitate the acquisition, entering into and settlement of Collateral Obligations and Eligible Investments by the Issuer.

(d)           The Manager shall monitor the Collateral Obligations and the Eligible Investments, on behalf of the Issuer, on an ongoing basis and, consistent with the Collateral Administration Agreement, assist the Collateral Administrator in providing to or at the direction of the Issuer all reports, schedules and other data which the Issuer is required to prepare, deliver or furnish under the Indenture, substantially in the form and containing all information required thereby and in sufficient time for the Issuer to review such required reports, schedules and data and to deliver them to the parties entitled thereto under the Indenture.  The Manager shall, on behalf of the Issuer, be responsible for determining to the extent reasonably practicable from sources of information reasonably available to it whether a Collateral Obligation has become a Defaulted Obligation, a Deferring Security, a Credit Improved Obligation, a Credit Risk Obligation or a Current Pay Obligation.

(e)           The Manager may, subject to and in accordance with the provisions of this Agreement and the Indenture, direct the Trustee to take any of the following actions with respect to a Collateral Obligation, an Equity Security or an Eligible Investment, as applicable, on behalf of the Issuer:

(i)           retain such Collateral Obligation, Equity Security or Eligible Investment;

(ii)          acquire, sell, dispose of or tender such Collateral Obligation, Equity Security, Eligible Investment or other security received in respect thereof in the open market or otherwise;

(iii)         acquire, as security for the Secured Notes and the other secured obligations, in substitution for or in addition to any one or more Collateral Obligations or Eligible Investments included in the Assets, one or more additional Collateral Obligations or Eligible Investments;

(iv)         if applicable, tender such Collateral Obligation, Equity Security or Eligible Investment pursuant to an Offer;

(v)          if applicable, consent to, or decline to consent to, any proposed amendment, extension, restatement, restructuring, modification or waiver in respect of a Collateral Obligation, Equity Security or Eligible Investment;

(vi)         retain or dispose of any securities or other property (if other than Cash) received pursuant to an Offer;

(vii)        vote (by proxy or otherwise) or refrain from voting with respect to any Assets;

(viii)       waive any default with respect to any Collateral Obligation or Eligible Investment;

(ix)          vote to accelerate (or rescind the acceleration of) the maturity of any Collateral Obligation or Eligible Investment;

(x)            participate in any committee or group formed by creditors of an issuer or a borrower under a Collateral Obligation, Eligible Investment or Equity Security;

(xi)           advise and assist the Issuer with respect to the valuation of the Assets, to the extent required or permitted by the Indenture;

(xii)          provide to, or on behalf of, the Issuer strategic and financial planning (including advice on utilization of Assets), financial statements and similar reports;

(xiii)         negotiate, modify or amend any Collateral Obligation for the Issuer as authorized by the Indenture pursuant to a Refinancing;

(xiv)         select the "row/column combination" of the Minimum Diversity Score/Maximum Rating/Minimum Spread Matrix, the applicable Weighted Average S&P Recovery Rate, the S&P CDO Monitor and the Weighted Average Moody's Recovery Rate as provided in the Indenture;

(xv)          select Equity Securities, Defaulted Obligations, securities or other forms of consideration that are received in an Offer or a Permitted Offer that are to be transferred to a Blocker Subsidiary in accordance with the Indenture; and

(xvi)         exercise any other rights or remedies with respect to a Collateral Obligation, Equity Security or Eligible Investment as provided in the related Underlying Instruments or take any other action consistent with the terms of the Indenture.

(f)           The Manager assumes no responsibility under this Agreement other than to render the services expressly called for from the Manager hereunder and under the Indenture.  In performing the duties and functions that have been delegated to the Manager hereunder and under the Indenture, the Manager shall act in good faith and with reasonable care, using a degree of skill and attention no less than that which the Manager exercises with respect to comparable assets that it manages for itself, its Affiliates and others and in a manner  which the Manager reasonably believes to be consistent with the practices and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Assets, except as expressly provided otherwise herein or in the Indenture.  To the extent not inconsistent with the foregoing, the Manager shall follow its customary standards, policies and procedures in performing its duties hereunder and under the Indenture, including those duties of the Issuer under the Indenture which the Manager has agreed hereunder to perform on the Issuer's behalf.

(g)          The Manager covenants and agrees, in performing its duties hereunder, that it will undertake to manage the Assets in such a way that there will be sufficient funds available on each Payment Date in accordance with the priorities set forth in the Indenture (i) to pay interest on the Secured Notes in a timely manner (subject to deferral and capitalization (in the form of Note Deferred Interest) of certain of such interest in accordance with the Indenture), (ii) to repay the principal of each Class of Notes in full on or prior to their respective Stated Maturity and (iii) to the extent consistent with (i) and (ii) above, to maximize the returns to the Holders of the Subordinated Notes; provided that (A) the Manager shall not be responsible if such objectives are not achieved so long as the Manager performs its duties under this Agreement and the Indenture in the manner provided for herein and therein and (B) under no circumstances will the Manager be deemed an obligor or guarantor or otherwise be deemed responsible for the payment of principal, interest or other amounts due on the Notes.

(h)          Subject to the terms of this Agreement, the Manager hereby agrees that it shall cause any purchase or sale of any Collateral Obligations to be conducted on an arm's-length basis or, in the case of purchases from and sales to the Manager or an Affiliate thereof, in the manner contemplated by the Indenture and Section 5(f), if applicable.

(i)           In providing services hereunder, the Manager may employ third parties, including its Affiliates, to render advice (including investment advice) and assistance; provided, however, that the Manager shall not be relieved of any of its duties hereunder regardless of the performance of any services by third parties, the Manager shall be solely responsible for the fees and expenses payable to any such third party, subject to Section 8 hereof, and the Manager shall, to the extent practicable and consistent with the standard of care specified in Section 2 hereof, monitor and review the related activities of such third parties.

(j)           In furtherance of this Agreement, the Issuer hereby makes, constitutes and appoints the Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, and without any necessary further approval of the Issuer, to negotiate, sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Manager reasonably deems appropriate or necessary in connection with the Manager's powers and duties under and in connection with this Agreement and the Indenture.  The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent bankruptcy or insolvency or dissolution of the Issuer; provided that the foregoing power of attorney will expire, and the Manager will cease to have any power to act as the Issuer's attorney-in-fact, upon termination of this Agreement or removal of the Manager, in each case, in accordance with the terms of this Agreement.  The Issuer shall execute and deliver to the Manager, or cause to be executed and delivered to the Manager, all such other powers of attorney, proxies, dividend and other orders and all such instruments as the Manager may reasonably request for the purpose of enabling the Manager to exercise the rights and powers which it is entitled to exercise pursuant to this Agreement.  Nevertheless, if so requested by the Manager or a purchaser of a Collateral Obligation, an Eligible Investment or an Equity Security, the Issuer shall ratify and confirm any such sale or other disposition by executing and delivering to the Manager or such purchaser all proper assignments, releases and other instruments as may be designated in any such request.

(k)           Subject to the terms of Article 8 of the Indenture, the Manager will not be bound to comply with any amendment or supplement to the Indenture until it has received written notice of such amendment or supplement and a copy of any such amendment or supplement from the Issuer or the Trustee.  The Issuer agrees that it will not execute, deliver or permit to become effective any supplement or amendment to the Indenture which would (i) increase existing, or impose additional duties, services or liabilities of, reduce or eliminate any right or privilege of (including as a result of an effect on the amount or priority of any fees or other amounts payable to the Manager), or materially or adversely change the economic consequences to, the Manager, (ii) modify the restrictions on the sales of Collateral Obligations or (iii) expand or restrict the Manager's discretion, and the Manager shall not be bound thereby unless the Manager shall have consented in advance thereto in writing.

(l)           The Manager shall continue to serve as Manager under this Agreement notwithstanding that the Manager shall not have received amounts due it under this Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with Article 11 of the Indenture.

(m)           The Manager shall comply at all times with the investment guidelines as set forth in Annex A hereto.

(n)           The parties hereto hereby acknowledge the Issuer's Grant to the Trustee, as representative of the Noteholders, pursuant to the Indenture of all of the Issuer's right, title and interest in, to and under this Agreement and the Manager agrees that all of the representations, covenants and agreements made by the Manager herein are also for the benefit of the Trustee (on behalf of the Noteholders).

(o)           The Manager hereby consents to the provisions of the Issuer's Grant to the Trustee and, subject to the terms of this Agreement, agrees to perform any provisions of the Indenture applicable to the Manager.

(p)           On each Measurement Date on which the S&P CDO Monitor Test is used, the Manager on behalf of the Issuer will measure compliance under such test.

3.             Brokerage.

(a)           The Manager is authorized to select the brokers, dealers or banks that will execute the purchases and sales of the Collateral Obligations on behalf of the Issuer upon such instructions as may be given or authorized by the Manager and is directed to use its commercially reasonable efforts to obtain best execution, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided; provided that the Manager shall have no obligation to obtain the lowest purchase prices or highest sales prices available.  Subject to such objective of obtaining best execution, the Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Manager or its Affiliates by brokers and dealers in compliance with Section 28(e) of the Exchange Act.  The Issuer acknowledges that such determination by the Manager is subjective and will represent the Manager's evaluation at the time that the Issuer may be benefited by relatively better purchase or sales prices, lower expenses and beneficial timing of purchases or sales transactions or a combination of these and other factors.  Such research and other brokerage services may be used by the Manager or its Affiliates in connection with its respective other advisory activities or investment operations.  Notwithstanding the foregoing, in placing orders for loans, which are generally privately negotiated principal transactions, the Manager may select the agent bank or selling party in its discretion in a manner consistent with the principles of best execution.  The selection of the agent bank or selling party will be determined by the Manager based upon a number of factors, including the best price obtainable, dealer spread or commission, the size and difficulty of the transaction, the desired time of the trade, confidentiality, execution and operational capabilities, ongoing borrower diligence, reputation for integrity, sound financial condition and practices and research or other services provided.  The Manager may select brokers or dealers affiliated with the Manager.  The Issuer acknowledges and agrees that the Manager will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Issuer, or be in breach of any obligation owing to the Issuer under this Agreement, or otherwise, solely by reason of its having caused the Issuer to pay a member of a securities exchange, a broker or a dealer a commission for effecting a transaction for the Issuer in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Manager determines in good faith that the commission paid is reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Manager's overall responsibilities with respect to its accounts, including the Issuer, as to which it exercises investment discretion.

(b)           The Manager may, to the extent permitted by applicable law, aggregate purchase and sale orders of securities placed with respect to Collateral Obligations with similar orders being made simultaneously for other accounts managed by the Manager or its Affiliates, taking into consideration the selling or purchase price, brokerage commissions and other expenses.  In the event that a purchase or sale of Collateral Obligations occurs as part of any aggregate sale or purchase orders, the objective of the Manager and any of its Affiliates involved in such transaction shall be to allocate the securities so purchased or sold, as well as expenses incurred in the transaction, among the Issuer and other accounts in a manner believed by the Manager to be equitable.  Nevertheless, the Issuer and the Manager acknowledge that under some circumstances such allocation may adversely affect the Issuer with respect to the price or size of the securities positions obtainable or saleable.  Whenever the Issuer and one or more other investment advisory clients of the Manager have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Manager to be equitable to each, although such allocation may result in a delay in one or more client accounts being fully invested that would not occur if such an allocation were not made.  In addition, the Issuer acknowledges, consents to and agrees that, due to differing investment objectives or for other reasons, the Manager and its Affiliates may purchase securities or loans of an obligor for one client and at approximately the same time recommend selling or sell the same or similar types of securities or loans for another client.  Any such trades will be conducted in accordance with applicable law.

(c)           In addition to the foregoing and subject to the objective of obtaining best execution as described above and to the extent permitted by applicable law, the Manager may, on behalf of the Issuer, acquire and/or sell Collateral Obligations or other Assets from or to its Affiliates or any other firm in each case as permitted by the Indenture.

(d)           The Issuer understands that a broker may from time to time sell assets to the Issuer or purchase assets from the Issuer as broker both for the Issuer and another Person on the other side of the transaction, in which case such broker will act as broker for, receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such transaction.  So long as the Manager and such broker satisfy their respective duties and obligations to the Issuer under this Agreement and comply with applicable law, the Issuer hereby authorizes and consents to such broker engaging in any such transaction and acting in such capacities.

(e)           The Issuer hereby agrees that the Manager (or any Affiliated broker-dealer) shall be permitted to engage in agency cross transactions, as defined in Rule 206(3)-2 under the Advisers Act; provided that the Manager complies with the requirements of such Rule and other applicable law.  The Issuer acknowledges that with respect to such agency cross transactions, the Manager (or any Affiliated broker-dealer) will act as broker for, receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding the Issuer and the other party to the transaction.  So long as the Manager and such broker-dealer satisfies its duties and obligations to the Issuer under this Agreement and applicable law, the Issuer hereby authorizes and consents to the Manager and such broker-dealer engaging in such transactions and acting in such capacities.

4.              Additional Activities of the Manager.

(a)           Nothing herein shall prevent the Manager or any of its Affiliates from engaging in other businesses or from rendering services of any kind to the Issuer and its Affiliates, the Trustee, the Placement Agent, any Holder of the Notes or any other Person or entity to the extent permitted by applicable law.  Without limiting the generality of the foregoing, the Manager, its Affiliates and the directors, members, officers, employees, agents and clients of the Manager and its Affiliates may, among other things, and subject to any limits specified in the Indenture:

(i)           serve as directors (whether supervisory or managing), officers, partners, employees, agents, nominees or signatories for the Issuer, its Affiliates or any issuer or obligor of any obligations included in the Assets or its Affiliates, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any issuer or obligor of any obligations included in the Assets or its Affiliates, pursuant to their respective Governing Instruments; provided that, in the reasonable judgment of the Manager, such activity, if undertaken by any director, manager, officer or employee of the Manager, will not have a material adverse effect on the ability of the Issuer (or the Trustee on the Issuer's behalf) to enforce its rights with respect to any Asset;

(ii)          receive fees in a capacity other than as Manager for services of any nature rendered to any issuer or obligor of any obligations included in the Assets or its Affiliates; provided that, in the reasonable judgment of the Manager, such activity will not have a material adverse effect on any item of the Assets;

(iii)         be retained to provide services unrelated to this Agreement or the Indenture to the Issuer or its Affiliates and be paid therefor;

(iv)         be a secured or unsecured creditor of, or hold an equity interest (including a controlling interest) in, or own or hold debt securities issued by, the Issuer, its Affiliates or any issuer or obligor of any obligation included in the Assets; provided that the Manager may not take any such action (other than the holding of Notes issued by the Issuer) if, in the opinion of counsel to the Issuer, such action would require registration of the Issuer, the Co-Issuer or the pool of Assets as an "investment company" under the Investment Company Act or violate any applicable provisions of federal, state or non-United States law or any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer;

(v)          subject to compliance with applicable laws and regulations and subject to Section 5(f), sell any Collateral Obligation or Eligible Investment to, or purchase any Collateral Obligation, Equity Security or Eligible Investment from, the Issuer while acting in the capacity of principal or agent;

(vi)         underwrite, act as a distributor of or make a market in any Collateral Obligation, Equity Security or Eligible Investment;

(vii)        serve as a member of any "creditors' board," "creditors' committee" or informal workout group with respect to any Collateral Obligation or Eligible Investment;

(viii)       subject to compliance with applicable laws and regulations and subject to Article IV, hold equity or other interests in the investment managers of issuers or obligors in whose obligations the Issuer may invest, and receive such equity interests or distributions in respect thereof from such investment managers as a result of investment by the Issuer or other funds or issuers or obligors for which the Manager acts as investment adviser, in any case without any credit to the Issuer or any reduction in the fees payable by the Issuer to the Manager hereunder; provided that, with respect to such activities, the Manager is not acting as agent for the Issuer; and

(ix)          hold long or short positions in instruments of all types in its or its Affiliates' own accounts or on behalf of their respective client accounts, including the Assets, which activities could affect the prices and availability of the securities and instruments that the Manager seeks to recommend be bought or sold by the Issuer or for the Issuer's account, which could adversely impact the financial returns of the Issuer in respect of the Assets.

(b)           The Issuer acknowledges that (i) certain employees of the Manager and its Affiliates may possess information relating to particular Persons who are issuers or obligors of Collateral Obligations or Eligible Investments, which information is not known to employees of the Manager or its Affiliates who are responsible for monitoring the Assets and performing the other obligations of the Manager under this Agreement and (ii) because the Manager and/or its Affiliates may trade in the public equity or debt securities of certain issuers or obligors that have issued obligations included in the Collateral Obligations and receipt of material non-public information with respect to any such issuer or obligor could have adverse consequences with respect to the Manager's or its Affiliates' other managed accounts, the Manager may refuse to receive, or may be restricted from receiving, material non-public information with respect to any issuer or obligor.  The Manager will be required to act hereunder with respect to any information within its possession only if such information was known to those employees of the Manager responsible for performing the obligations of the Manager hereunder and only if such information is not deemed by the Manager to be confidential or non-public or subject to other limitations on its use.

(c)           It is understood that the Manager and any of its Affiliates may engage in any other business and furnish lending, work-out, capital markets, investment management and advisory services to others, including Persons which may have investment policies similar to those followed by the Manager with respect to the Assets and which may own securities of the same class, or which are the same type, as the Collateral Obligations or Eligible Investments or other securities of the issuers or obligors of Collateral Obligations or Eligible Investments.  The Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets.  It is understood and agreed that the members, officers, employees and directors of the Manager may engage in any other business activity or render services for their own account or for any other Person or serve as partners, employees, officers or directors of any other firm or corporation.

(d)           Unless the Manager determines in its sole discretion that such purchase or sale may be appropriate, the Manager may refrain from directing the purchase or sale hereunder of securities or obligations issued by (i) Persons of which the Manager, its Affiliates or any of its or their partners, members, officers, directors or employees are directors or officers, (ii) Persons for which the Manager or its Affiliates act as financial adviser, lender or underwriter, (iii) Persons about which the Manager or any of its Affiliates have information that the Manager deems confidential or non-public or otherwise might prohibit it from trading such securities in accordance with applicable law or (iv) the Manager or any of its Affiliates.  Subject to the guidelines and restrictions expressly set forth in this Agreement and the Indenture, the Manager shall not be obligated to pursue any particular investment strategy with respect to the Assets and shall not be obligated to utilize any particular investment opportunity of which it becomes aware.  If the Manager or any Affiliate thereof with respect to which the Manager exercises investment control over the investment decisions of itself or any other Person (such Person, a "Managing Party") owns any security that is issued by the same issuer as, and is substantially similar in terms of seniority, security (including available guarantees or other credit support) and right of payment to, Collateral Obligations owned by the Issuer (such security owned by a Managing Party, a "Corresponding Security") and a Managing Party intends to dispose of such Corresponding Security, unless the Manager is required by the terms of this Agreement or the Indenture, the Manager shall have no obligation to cause the Issuer to sell the related Collateral Obligation held by the Issuer, and the Manager shall not be liable to the Issuer, any Holder of the Notes or any other Person for its decision not to sell the related Collateral Obligation held by the Issuer if in the business judgment of the Manager the retention of such Collateral Obligation is in the best interests of the Issuer.

5.              Conflicts of Interest.

(a)           Various potential and actual conflicts of interest may arise from the overall investment activity of the Manager, its Affiliates and their respective clients and employees.  The Issuer and the Manager expressly acknowledge and agree that the Manager, its members, directors or Affiliates and/or funds or accounts for which the Manager or its Affiliates act as investment adviser may invest in loans or securities on their behalf which would be suitable investments for the Issuer.  Such investments may be different from those made by the Manager, acting on behalf of the Issuer.  The Manager and its Affiliates may have ongoing relationships with and/or perform certain functions and duties for and owe obligations of confidentiality in relation to companies whose loans or securities are pledged to secure the Secured Notes and may own equity securities issued by obligors of Collateral Obligations.  The Manager, in connection with its business activities, may acquire material, non-public confidential information that may restrict the Manager from purchasing loans or securities or selling loans or securities for itself or its clients (including the Issuer) or otherwise using such information for the benefit of its clients or itself.  Affiliates and clients of the Manager may invest in loans or securities that are senior to, or have interests different from or adverse to, the Collateral Obligations that are charged and/or assigned to secure the Secured Notes.  The Manager or its Affiliates may serve as investment manager for, invest in or be affiliated with other entities organized to issue collateralized debt obligations secured by loans, financial instruments or other assets, and the Manager and its Affiliates may have proprietary interests in, and may manage or advise, accounts or investment funds that have investment objectives similar or dissimilar to those of the Issuer and/or which engage in transactions in the same types of securities, loans and investments as the Issuer, and as a result may compete with the Issuer for appropriate investment opportunities.  Obligors of Collateral Obligations held by the Issuer may have publicly or privately traded securities, including securities that are senior to, or have interests different from or adverse to, the Collateral Obligations that are pledged to secure the Secured Notes, in which the Manager, its Affiliates or their respective clients are an investor or make a market.  The Manager's, its Affiliates' and their respective clients' trading activities generally are carried out without reference to positions held by the Issuer and may have an effect on the value of the positions so held or may result in the Manager, its Affiliates or their respective clients having an interest in the applicable obligor adverse to that of the Issuer.  The Manager, its Affiliates or their respective clients may create, write or issue derivative instruments with respect to which the underlying securities may be those in which the Issuer invests or which may be based on the performance of the Issuer.  The Manager and its Affiliates may at certain times be simultaneously making investment decisions for the Issuer and any similar entity for which they serve as manager in the future, or for themselves, their clients or Affiliates, to purchase or sell investments.  The officers and employees of the Manager may have conflicts in allocating their time and services among the Issuer and the Manager's and its Affiliates' other accounts and clients.

(b)           The Issuer further acknowledges that neither the Manager nor any of its Affiliates shall be under any obligation to offer investment opportunities of which they become aware to the Issuer or to the account of the Issuer (or share with the Issuer any such transaction or any benefit received by them from any such transaction or to inform the Issuer of any such transaction or any benefit received by them from any transaction) or to inform the Issuer of any investment opportunities before offering any investment opportunities to other funds or accounts that the Manager and/or its Affiliates manage or advise.  Furthermore, the Manager and/or its Affiliates may make an investment on their own behalf, or on behalf of any fund or account that they manage or advise, without offering the investment opportunity to or making any investment on behalf of the Issuer.  It is understood that the Manager and/or its Affiliates have no affirmative obligation to offer any investments to the Issuer or to inform the Issuer of any investments before offering any investments to other funds or accounts that the Manager and/or its Affiliates manage or advise.  The Manager may make investments on behalf of the Issuer in securities, or other assets, that it has declined to invest in for its own account, the account of any of its Affiliates or the account of its other clients.

(c)           The Issuer acknowledges that the Manager, its members, directors or Affiliates and/or funds or accounts for which the Manager or its Affiliates acts as investment adviser may (i) have an interest in the Issuer or in any transaction effected with or for it, or a relationship of any description with any other Person which may involve a potential conflict with their respective duties to the Issuer, and (ii) deal with or otherwise use the services of affiliated companies in connection with the performance of such duties; and none of them will be liable to account for any profit or remuneration derived from so doing.

(d)           The Issuer acknowledges that the Manager, its members, directors or Affiliates and/or funds or accounts for which the Manager or its Affiliates act as investment adviser may at times own Secured Notes of one or more Classes or Subordinated Notes.  In certain circumstances, the interests of the Issuer and/or the Holders of any Notes with respect to matters as to which the Manager is advising the Issuer may conflict with the foregoing interests of the Manager.  The Issuer hereby acknowledges and consents to various potential and actual conflicts of interest that may exist with respect to the Manager as described above.

(e)           In addition, the Issuer and the Manager expressly acknowledge and agree that the Manager may from time to time direct the Trustee to purchase Eligible Investments and Collateral Obligations that are obligations of, or owned by, investment companies registered under the Investment Company Act and for which the Manager or an Affiliate acts as manager or distributor, so long as each such transaction complies with all applicable requirements of the Investment Company Act.  The Manager may determine that it would be advisable from time to time for the Issuer to purchase Collateral Obligations from a client of the Manager or an Affiliate of the Manager, to the extent permissible under the Investment Company Act.

(f)           The Manager shall not direct the Trustee (i) to acquire an obligation to be included in the Assets from the Manager as principal, any Affiliate of the Manager or any account or portfolio for which the Manager or any of its Affiliates serves as investment advisor or (ii) to sell an obligation to the Manager as principal, any Affiliate of the Manager or any account or portfolio for which the Manager or any of its Affiliates serves as investment advisor, unless (x) the terms are negotiated on an arm's-length basis for fair market value and effected on terms no less favorable to the Issuer as the terms it would obtain in a comparable arm's-length transaction with a non-Affiliate, (y) the transactions are effected in accordance with all applicable laws (including, without limitation, the Advisers Act), which will require the written consent of the directors of the Issuer in certain circumstances, and (z) the transactions are exempt from the prohibited transaction rules of ERISA and the Code.

(g)           The Issuer acknowledges that the Manager and its Affiliates have certain conflicts of interest as detailed in the section entitled "Risk Factors—Risks Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Portfolio Manager and its Affiliates" in the Offering Circular.

(h)           Subject to the terms hereof, the Manager may cause the Issuer to purchase directly from the Manager or an Affiliate of the Manager, for inclusion in the Assets, Collateral Obligations originated or held by an Affiliate of the Manager.  If such a transaction is considered a principal transaction under the Advisers Act, to the extent that applicable law requires disclosure to and the consent and approval of the Issuer to any purchase or sale transaction on a principal basis with the Manager or its Affiliates, such requirements may be satisfied with respect to the Issuer and all Holders (i) if (A) the Manager presents such trade to the Board of Directors of the Issuer or an independent advisor to, and appointed by, the Board of Directors that is not an Affiliate of the Manager for review and (B) such trade is approved in writing by the Board of Directors of the Issuer or such independent advisor in accordance with such procedures; or (ii) pursuant to any other manner that is permitted pursuant to then applicable law.

(i)            Except with respect to transactions contemplated by this Section 5 or permitted by the terms of this Agreement, if the Manager determines that it or any of its Affiliates has a conflict of interest between the Holder of any Note and any other account or portfolio for which the Manager or any of its Affiliates is serving as investment adviser which relates to any action to be taken with respect to any Asset, then the Manager will give written notice to the Trustee, who shall promptly forward such notice to the relevant Holder, briefly describing the conflict and action it proposes to take.

6.             Records.

The Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by an authorized representative of the Issuer and the Trustee at a mutually agreed-upon time during normal business hours and upon not less than three (3) Business Days' prior written notice.

7.              Obligations of the Manager.

(a)           Unless otherwise specifically required by any provision of the Indenture or this Agreement or by applicable law, the Manager shall use its commercially reasonable efforts to ensure that no action is taken by it, and shall not intentionally or with reckless disregard take any action, which would (a) not be permitted under the Issuer's Governing Instruments, (b) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, any Cayman Islands or United States federal, state or other applicable securities law, the violation of which would have an adverse effect on any Holder of the Notes, on the business, operations, assets or financial condition of the Issuer or on the ability of the Manager to perform its obligations hereunder, (c) require registration of the Issuer, the Co-Issuer or the pool of Assets as an "investment company" under the Investment Company Act, (d) adversely affect the Trustee's interest in the Assets in any material respect, (e) cause the Issuer to violate any material terms of the Indenture, including any representations or certifications to be given by the Issuer pursuant to the Indenture or (f) subject the Issuer to United States federal or state income taxation.  For purposes of subclause (f) above, when purchasing or entering into Collateral Obligations on behalf of the Issuer, the Manager shall be deemed to have complied with its obligations not to cause the Issuer to be subject to income taxation on a net income basis in the United States or to be engaged in a trade or business within the United States for United States federal income tax purposes if it complies with the guidelines set forth in Annex A hereto or, to the extent it deviates from such guidelines, receives an opinion from a nationally recognized U.S. tax counsel experienced in such matters that, taking into account the relevant facts and circumstances and the Issuer's other activities, the Issuer's acquisition, entry into, ownership, enforcement or disposition of the asset will not cause the Issuer to be engaged in a trade or business within the United States for U.S. federal income tax purposes or otherwise subject the Issuer to U.S. federal tax on a net income basis.  The Manager covenants that it shall comply in all material respects with all laws and regulations applicable to it in connection with the performance of its duties under this Agreement and the Indenture.

(b)           If the Manager is ordered by the Board of Directors or by a Majority of the Controlling Class (or by any other Class of Notes which is authorized to give instructions to the Manager) to take any action which would have any such consequences described in Section 7(a), the Manager shall promptly notify the Issuer, the Controlling Class, each Rating Agency and the Trustee that, in the judgment of the Manager, such action would have one or more of the consequences set forth in Section 7(a), and, upon such notice, the Manager need not take such action unless the Board of Directors then requests the Manager to do so and the Trustee and a Majority of the Controlling Class have consented thereto in writing.  Notwithstanding any such request, the Manager need not take such action unless arrangements reasonably satisfactory to it are made to indemnify the Manager from any liability and expense it may incur as a result of any such action.  Except in respect of the Manager to the extent provided herein, neither the Manager nor any of its partners, members, managers, agents, officers or employees shall be liable to the Issuer or any other Person.

(c)           For purposes of this Agreement, the Manager shall be entitled to consult with and rely in reasonable good faith on the written advice of counsel and public accountants experienced in the matter at issue with respect to legal and accounting matters, respectively, and any advice from such counsel or public accountants shall be full and complete authorization and protection for the Manager in respect of any action taken or omitted by it in reasonable good faith reliance thereon, and the Manager, notwithstanding anything to the contrary herein, shall be entitled to the limits of its responsibility contained in Section 10 hereof.

8.              Compensation; Expenses; Manner of Payment.

(a)           As compensation for the performance of services under this Agreement, the Manager will be entitled to receive the Senior Management Fee, the Subordinated Management Fee and the Incentive Management Fee, in each case as calculated in accordance with the Indenture and payable in accordance with the Priority of Payments.  Management Fees are payable on each Payment Date only to the extent that sufficient Interest Proceeds or Principal Proceeds are available in accordance with the Priority of Payments, and if the Senior Management Fee or the Subordinated Management Fee is not paid on any Payment Date for any reason, other than a waiver thereof by the Manager, such fees will be deferred and will accrue interest in accordance with Section 11.1(d) of the Indenture.

(b)           The Manager may elect to waive all or any portion of the Senior Management Fee, the Subordinated Management Fee or the Incentive Management Fee and may defer all or a portion of the Subordinated Management Fee payable to the Manager on any Payment Date.  Any accrued and unpaid Senior Management Fee and Subordinated Management Fee that has not been waived will bear interest as provided in Section 11.1(d) of the Indenture.  The Manager will continue to serve as Manager hereunder notwithstanding that it has not received amounts due to it thereunder because sufficient funds were not then available under the Indenture to pay such amounts in accordance with the Priority of Payments.

(c)           If this Agreement is terminated pursuant to the terms of this Agreement or otherwise or the entity then serving as Manager hereunder resigns or is removed, any Management Fees accrued or deferred (together with any interest accrued on any Management Fees) owing to such entity shall be payable through the effective date of the termination of this Agreement or the resignation or removal of such entity, prorated for any partial periods between Payment Dates during which this Agreement was in effect with respect to such entity, and such prorated amount shall be due and payable on the first Payment Date following the date of such termination on which funds are available for such purpose pursuant to the Priority of Payments.  If amounts distributable on any Payment Date pursuant to the Priority of Payments are insufficient to pay any such amounts, then the payment thereof shall be deferred and shall accrue interest in the manner specified herein and be payable on subsequent Payment Dates in accordance with the Priority of Payments.  The payment of such amounts shall rank pari passu with the payment of the same amounts due to the replacement Manager on any Payment Date thereafter in accordance with the Priority of Payments.

(d)           Both parties hereto acknowledge and agree that a portion of the gross proceeds received from the issuance and sale of the Notes will be used to pay certain organizational and structuring fees and expenses of the Issuer and the Co-Issuer, including, without limitation, the fees and expenses (including reasonable attorneys' fees and expenses) of the Manager.  The Issuer will pay or reimburse the Manager (on the Closing Date in the case of clause (i) below or otherwise in accordance with the Indenture and payable in accordance with the Priority of Payments) for its payment of any and all reasonable costs and expenses incurred on behalf of the Issuer, including, without limitation:  (i) the costs and expenses of the Manager incurred in connection with the negotiation and preparation of this Agreement and all other agreements and matters related to the issuance of the Notes; (ii) any transfer fees necessary to register any Collateral Obligation in accordance with the Indenture; (iii) any fees and expenses in connection with the acquisition, management or disposition of Assets or otherwise in connection with the Notes or the Issuer (including (a) investment related travel, communications and related expenses, (b) loan processing fees, legal fees and expenses and other expenses of professionals retained by the Manager on behalf of the Issuer and (c) amounts in connection with the termination, cancellation or abandonment of a potential acquisition or disposition of any Assets that is not consummated); (iv) any and all taxes and governmental charges that may be incurred or payable by the Issuer; (v) any and all insurance premiums or expenses incurred in connection with the activities of the Issuer by the Manager; (vi) any and all costs, fees and expenses incurred in connection with the rating of the Notes or obtaining ratings or credit estimates on Collateral Obligations, and communications with the Rating Agencies; (vii) any and all costs, fees and expenses incurred in connection with the Manager's communications with the Holders (including charges related to annual meetings); (viii) costs and fees of one or more firms that provide software databases and applications for the purpose of modeling, evaluating and monitoring the Assets and the Notes pursuant to a licensing or other agreement; (ix) fees and expenses for services to the Issuer in respect of the Assets relating to asset pricing and rating services; (x) any and all expenses incurred to comply with any law or regulation related to the activities of the Issuer, to the extent relating to the Issuer and the Collateral Obligations; and (xi) the fees and expenses of any independent advisor employed to value or consider Collateral Obligations.

(e)           Payments under this Agreement to the Manager will be made to the following account at Bank of America, N.A. – Chicago, 135 South LaSalle Street, Suite 530, Chicago, IL  60603, ABA No. 026009593, Account No. 5800940446, Account Name:  JMP Credit Advisors LLC in U.S. Dollars and in freely transferable and immediately available funds.  The Manager may change its account for receiving a payment by giving notice to the Issuer at least two (2) Business Days prior to the scheduled date for the payment to which such change applies.  All payments under this Agreement to the Manager will be made without set-off, defense or counterclaim.

9.              Benefits of the Agreement.

The Manager agrees that its obligations hereunder shall be enforceable by the Issuer or, where applicable, by the Trustee on behalf of the Secured Parties.  The Indemnified Parties shall be third party beneficiaries of this Agreement subject to the terms hereof.  For the purposes of Section 12, the holders of the Notes of the Controlling Class and the holders of the Subordinated Notes shall be third party beneficiaries of this Agreement.

10.            Limits of Manager Responsibility; Indemnity.

(a)           Notwithstanding anything in this Agreement to the contrary, the Manager assumes no responsibility under this Agreement other than to render the services called for hereunder and under the terms of the Indenture applicable to it and affecting the duties and functions that have been delegated to it hereunder and thereunder in good faith and, subject to the standard of conduct described in the next succeeding sentence, shall not be responsible for any action of the Issuer, the Trustee or any other Person in following or declining to follow any advice, recommendation or direction of the Manager.  Notwithstanding anything in this Agreement to the contrary, none of the Manager, its Affiliates or any of their respective directors, managers, officers, stockholders, members, partners, employees or agents shall be liable to the Issuer, the Trustee, any Holder of the Notes or any other Person for any decrease in the value of the Assets or any losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, "Liabilities") incurred by any such Person that arise out of or in connection with the performance by the Manager (or any of its Affiliates) of its duties under this Agreement and the Indenture, except, in the case of the Manager only, (A) by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of the obligations of the Manager hereunder and under the terms of the Indenture applicable to it or (B) with respect the information set forth in (i) the Offering Circular under the sections entitled "Risk Factors – Risks Relating to the Portfolio Manager – Past performance of the Portfolio Manager is not indicative"; "Risk Factors – Risks Relating to the Portfolio Manager – The Issuer will depend on the managerial expertise available to the Portfolio Manager and its key personnel"; "Risk Factors – Risks Relating to the Portfolio Manager – The Retention Provider and/or one or more of its wholly-owned subsidiaries are expected to purchase approximately 72.8% of the Subordinated Notes directly from the Issuer on the Closing Date; this may give the JMP Manager an incentive to take actions that vary from the interests of the other holders of the Notes"; "Risk Factors – Risks Relating to Certain Conflicts of Interest – The Issuer will be subject to various conflicts of interest involving the Portfolio Manager and its Affiliates"; and "The Portfolio Manager" and (ii) Part 2A of the Manager's Form ADV, attached to the Offering Circular as Annex D (the "Manager Information"), by reason of, and to the extent, such information containing any untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date of the Offering Circular or as of the date hereof, in each case of clauses (A) and (B) as finally determined by a court of competent jurisdiction.  The matters described in clauses (A) and (B) above are each referred to as a "Manager Breach."  Notwithstanding any provision herein or in the Indenture to the contrary, in no event shall the Manager be liable for any consequential (including loss of profit), exemplary, incidental, indirect, special or punitive damages of any kind whatsoever regardless of whether such losses or damages are foreseeable and regardless of the form of action.

(b)           Notwithstanding anything in this Agreement to the contrary, the Manager's obligations hereunder will be solely the obligations of the Manager, and the Issuer will not have any recourse to any Affiliate of the Manager or any of the Manager's or its Affiliates' respective directors, managers, officers, stockholders, members, partners or employees, with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.

(c)           The compliance of the Manager's actions with the provisions of this Agreement shall be determined on the date of action only, based upon the prices and characteristics of the Collateral Obligations on the date of such action (or on the most recent date practicable, in the case of Collateral Obligations not purchased or sold on such date).  Subject to the standard of care applicable to the Manager hereunder, the provisions of this Agreement shall not be deemed breached as a result of changes in value or status of an investment following purchase.

(d)           Subject to the standard of care applicable to the Manager hereunder, the Manager shall not be liable for any act or omission of any custodian, subcustodian, prime broker or other Person appointed by the Issuer.  Any compensation to any such Person for their services to the Issuer shall be the obligation of the Issuer and not the Manager.

(e)           The Manager shall not be responsible for any liability resulting from any failure by the Manager to fulfill its duties under this Agreement if such liability or failure shall be caused by or directly or indirectly due to a Force Majeure Event, provided that the Manager shall use commercially reasonable efforts to minimize the effect of the same.  As used herein, the term "Force Majeure Event" means such an operation of the forces of nature as reasonable foresight and ability could not foresee or reasonably provide against, including, but not limited to, acts of god, flood, war (whether declared or undeclared), terrorism, fire, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond a party's control, whether or not of the same class or kind as specifically named above.

(f)           The Manager shall be entitled to conclusively rely in good faith, and shall be fully protected in relying, upon (i) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or communication reasonably believed by it to be genuine and correct and to have been signed, sent or made by an authorized person and (ii) the advice and statements with respect to accounting matters of independent accountants reasonably believed by it to be correct.

(g)           The Manager may consult with reputable outside legal counsel as to questions of law pertaining to the performance of its duties hereunder, and the advice or any opinion of such counsel on any such question shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(h)           The Issuer shall indemnify and hold harmless the Manager, its Affiliates and their respective directors, officers, members, managers, partners, attorneys, advisors, agents and employees from and against any and all Liabilities and will promptly reimburse each such Person for all reasonable fees and expenses (including, without limitations, reasonable fees and expenses of counsel) as such fees and expenses (collectively, the "Expenses") are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation (collectively, the "Actions"), (A) caused by, or arising out of or in connection with, the Assets or business of the Issuer (including the execution and delivery of any and all documents on behalf of the Issuer under this Agreement) or otherwise relating to the issuance of the Notes, the transactions contemplated by the Offering Circular, the Indenture or this Agreement, the performance of the Manager's obligations under this Agreement, the Collateral Administration Agreement and the Indenture and/or any action taken by, or any failure to act by, such Person, whether prior to, on or after the date of this Agreement and (B) in respect of any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (including any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that the Issuer shall not so indemnify in respect of any Liabilities, Expenses or Actions relating to any Manager Breach.

(i)           The Manager shall indemnify, defend and hold harmless the Issuer and its directors, officers, stockholders, agents and employees from and against any and all Liabilities and shall reimburse each such Person for all reasonable Expenses in investigating, preparing, pursuing or defending any Action, to the extent that such Action is directly caused by any Manager Breach.

(j)           With respect to any claim made or threatened against a party entitled to indemnification under this Section 10 (an "Indemnified Party"), or compulsory process or request or other notice of any loss, claim, damage or liability served upon an Indemnified Party, for which such Indemnified Party is or may be entitled to indemnification under this Section 10, such Indemnified Party shall (or, with respect to Indemnified Parties that are directors, officers, members, managers, partners, agents, attorneys, advisors or employees of the Manager, the Manager shall cause such Indemnified Party to):

(i)           give written notice to the party required to indemnify the Indemnified Party under this Section 10 (the "Indemnifying Party") of such claim within twenty (20) days after such claim is made or threatened, which notice shall specify in reasonable detail the nature of the claim and the amount (or an estimate of the amount) of the claim; provided, however, that the failure of any Indemnified Party to provide such notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Section 10 unless the Indemnifying Party is materially prejudiced or otherwise forfeits rights or defenses by reason of such failure;

(ii)          at the expense of the Indemnifying Party, provide the Indemnifying Party such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;

(iii)         at the expense of the Indemnifying Party, cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such claim;

(iv)         in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such claim;

(v)          subject to clause (vi) below, neither incur any material expense to defend against nor release or settle any such claim or make any admission with respect thereto (other than routine or incontestable admissions or factual admissions the failure to make which would expose such Indemnified Party to unindemnified liability) nor permit a default or consent to the entry of any judgment in respect thereof, in each case without the prior written consent of the Indemnifying Party; and

(vi)         upon reasonable prior notice, afford to the Indemnifying Party the right, in its sole discretion and at its sole expense, to assume the defense of such claim, including, but not limited to, the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided that, if the Indemnifying Party assumes the defense and appeals of such claim, the Indemnified Party must consent in writing to the entry of any settlement, compromise or entry of judgment in respect thereof (which consent shall not be unreasonably withheld); provided, further, that, if the Indemnifying Party assumes the defense of such claim, it shall not be liable for any fees and expenses of counsel for any Indemnified Party incurred thereafter in connection with such claim, except that, if such Indemnified Party reasonably determines that counsel designated by the Indemnifying Party has a conflict of interest due to the conflicting interests of the Indemnifying Party and the Indemnified Party, such Indemnifying Party shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and provided, further, that, prior to entering into any final settlement or compromise, such Indemnifying Party shall use commercially reasonable efforts in the light of the then prevailing circumstances to defend such claim.

(k)           In the event that any Indemnified Party waives its right to indemnification hereunder, the Indemnifying Party shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the Indemnifying Party reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.

(l)            If any or all of the Manager, its Affiliates or their directors, managers, officers, managers, members, partners, agents, attorneys, advisors or employees become involved in any Action, to the extent that funds are available therefor under the Priority of Payments, the Issuer will periodically reimburse each such Indemnified Party for his, her or its legal and other expenses (including, without limitations, the cost of any investigation and preparation) incurred in connection therewith; provided, however, that such Indemnified Party shall execute an undertaking to promptly repay to the Issuer the amount of any such reimbursed expenses paid to such Indemnified Party if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified by the Issuer in connection with such action, proceeding or investigation.  The Indemnified Parties shall be entitled to rely on the written advice of counsel as to legal matters, which shall be a nationally recognized law firm, or public accountants as to accounting matters, which shall be a nationally recognized accounting firm, and any act or omission by them in accordance with such advice shall in no event subject them to liability to the Issuer, the Trustee, the Holders or any other Person.

(m)          Nothing herein shall in any way constitute a waiver or limitation of any rights that the Issuer or the Manager may have under any applicable law.

(n)           For the avoidance of doubt, all the benefits, rights, protections, immunities and indemnities of the Manager under this Agreement and the Indenture are also enjoyed by the Manager in its capacity as Information Agent.

11.           No Partnership or Joint Venture.

The Issuer and the Manager are not partners or joint venturers with each other, and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.  The Manager's relation to the Issuer shall be deemed to be solely that of an independent contractor, and the Manager shall, except as otherwise provided herein or in the Indenture or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer.  It is acknowledged that neither the Manager nor any of its Affiliates has provided or shall provide any tax, accounting or legal advice or assistance to the Issuer or any other Person in connection with the transactions contemplated hereby.

12.           Termination.

(a)           Automatic Termination.  This Agreement shall commence as of the date first set forth above and shall continue in force and effect until the earliest to occur of (i) the payment in full of the Notes and the discharge of the Indenture in accordance with its terms, (ii) the liquidation of the Assets and the final distribution of the proceeds of such liquidation as provided in the Indenture or (iii) the effective date of a management agreement between the Issuer and a Successor Manager.  In addition, this Agreement shall automatically terminate if the Manager determines in good faith that the Issuer, the Co-Issuer or the pool of Assets has become an investment company required to be registered under the Investment Company Act and the Manager notifies the Issuer of such determination.

(b)           Resignation of Manager.  Notwithstanding any other provision to the contrary but subject to Section 12(g), the Manager may resign upon thirty (30) days (or such shorter period of time as may be acceptable to the Issuer) written notice to the Issuer and the Trustee; provided that the Manager may resign immediately upon the effectiveness of any material change in applicable law or regulations which renders the performance by the Manager of its duties under this Agreement or under the Indenture to be a violation of such law or regulation, unless such violation can be reasonably remedied without adverse effect or liability on the Manager, as determined by the Manager in its sole discretion.

(c)           Removal of the Manager for Cause.  The Manager may be removed for Cause upon 30 days prior written notice by the Issuer or the Trustee, acting at the direction of a Majority of the Controlling Class (or, if the Controlling Class is comprised entirely of Portfolio Manager Securities, a Majority of the most senior Class of Notes (other than the Class X Notes) that is not comprised entirely of Portfolio Manager Securities, disregarding any Portfolio Manager Securities) or a Majority of the Subordinated Notes (disregarding any Portfolio Manager Securities).  Notice of such removal for Cause will be given by or on behalf of the Issuer to the Holders of each Class of Notes.  No such removal shall be effective (A) until the date as of which a Successor Manager has agreed in writing to assume all of the Manager's duties and obligations pursuant to this Agreement, (B) unless the party seeking such termination (or a representative thereof), prior to delivering any notice of termination to the Manager, shall have given five Business Days prior written notice to the Holders of the Notes and the Manager of its decision that the Manager's services should be terminated and (C) if a Majority of the Controlling Class (or, if the Controlling Class is comprised entirely of Portfolio Manager Securities, a Majority of the most senior Class of Notes (other than the Class X Notes) that is not comprised entirely of Portfolio Manager Securities, disregarding any Portfolio Manager Securities) and a Majority of the Subordinated Notes (disregarding any Portfolio Manager Securities) shall have rescinded such removal by giving notice of such rescission to the Issuer and the Trustee prior to the date as of which a Successor Manager has agreed in writing to assume all of the Manager's duties and obligations pursuant to this Agreement.  The occurrence of any of the following events shall constitute "Cause":

(i)           willful violation by the Manager of any material provision of this Agreement or the Indenture applicable to the Manager;

(ii)          violation by the Manager of any provision of this Agreement or the Indenture applicable to the Manager (except for any such violations that could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the Issuer, the Assets or any Holder; it being understood that any failure by the Issuer to meet any of the Concentration Limitations, Collateral Quality Tests, the Interest Diversion Test or the Coverage Tests is not such a violation, provided that the foregoing will not limit the Manager's or the Issuer's obligations in respect of such tests when purchasing or selling Collateral Obligations on behalf of the Issuer) and, if capable of being cured, such violation is not cured within 30 days of the Manager becoming aware of, or receiving notice from the Issuer or the Trustee of, such violation and if such violation was not capable of being cured within the initial 30 days of the Manager becoming aware of, or receiving notice from the Issuer or the Trustee of, such violation, such violation is not cured within 60 days of the Manager becoming aware of, or receiving notice from the Issuer or the Trustee of, such violation;

(iii)         the failure of any representation, warranty, certification or statement made or delivered by the Manager pursuant to this Agreement or the Indenture to be correct in any material respect when made which failure is not corrected by the Manager within 45 days of its becoming aware of, or its receipt of notice from the Issuer or the Trustee of, such failure or if such breach is not capable of cure within 45 days, the Manager fails to cure such breach within the period in which a reasonably diligent person could cure such breach (but in no event more than 90 days of the Manager becoming aware of, or receiving notice from the Issuer or the Trustee of, such failure);

(iv)         the Manager is wound up or dissolved or there is appointed over it or a substantial portion of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Manager (w) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (x) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Manager or of any substantial part of its properties or assets or authorizes such an application or consent or proceedings seeking such appointment are commenced without such authorization, consent or application against the Manager and continue undismissed for sixty (60) days; (y) authorizes or files a voluntary petition in bankruptcy or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution or authorizes such application or consent or proceedings to such end are instituted against the Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for sixty (60) days or result in adjudication of bankruptcy or insolvency; or (z) permits or suffers all or substantially all of its properties or assets to be sequestered or attached by court order and the order remains undismissed for sixty (60) days;

(v)          the occurrence of an Event of Default under the Indenture that is described in clauses (a) or (b) of the definition of "Event of Default" (other than any such Event of Default that would not have occurred but for breach by the Trustee, the Collateral Administrator or any Paying Agent of its obligations under the Indenture or any related transaction document to which it is a party) that results directly from any breach by the Manager of its duties under this Agreement or the Indenture;

(vi)         (i) the occurrence of any act by the Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, the Indenture or the  Collateral Administration Agreement or the Manager being convicted for a criminal offense related to its business of providing asset management services or (ii) the occurrence of any act by any director, manager or executive officer of the Manager or any employee of the Manager or any Affiliate who has primary responsibility for the oversight and management of the Assets that constitutes fraud or criminal activity in the performance of the Manager's obligations under this Agreement, the Indenture or the Collateral Administration Agreement, or any such Person being convicted for a criminal offense related to the Manager's business of providing asset management services; or

(vii)        the occurrence of a Key Persons Event without the occurrence of a Key Persons Cure within the Initial Cure Period.

(d)           Manager Replacement Event.  Upon the occurrence of a Manager Replacement Event pursuant to clause (ii) of the definition thereof, a cure of such Manager Replacement Event may be effected within a period of 30 calendar days from the date of occurrence of such Manager Replacement Event by effecting an issuance of additional Subordinated Notes in accordance with the Indenture.  In the absence of such a cure and upon the occurrence of any other Manager Replacement Event, so long as the Designated Successor Manager satisfies the Successor Criteria and has provided a copy of its Form ADV to the Issuer in accordance with the Designated Successor Management Agreement, the voting procedures for a Successor Manager described in Section 12(g) will not apply and the Designated Successor Manager will be appointed by the Issuer as the "Manager" and will succeed to the rights and obligations of the Manager hereunder (including the right to receive the Management Fees).

(e)           If any of the events specified above in clauses (i) through (vii) of Section 12(c) shall occur, the Manager shall give prompt written notice thereof to the Issuer, each Rating Agency and the Trustee upon the Manager's obtaining actual knowledge of the occurrence of such event.  Upon the occurrence of a Key Persons Event or any other Manager Replacement Event, the Manager shall give prompt written notice thereof to the Designated Successor Manager.  Any event specified in clauses (i) through (vii) of Section 12(c) may be waived as a basis for removal of the Manager by a Majority of the Controlling Class (or, if the Controlling Class is comprised entirely of Portfolio Manager Securities, a Majority of the most senior Class of Notes (other than the Class X Notes) that is not comprised entirely of Portfolio Manager Securities) and a Majority of the Subordinated Notes, in each case disregarding any Portfolio Manager Securities.

(f)           Upon the occurrence of a Key Persons Event or upon the departure of a Key Person, one or more replacement individuals for any of the departed Key Persons may be proposed by the Manager by notice furnished to the Trustee for distribution to the Holders of the Controlling Class, which, in the case of a Key Persons Event, shall occur within 60 days of the date of occurrence of a Key Persons Event (the "Initial Cure Period").  The Holders of not less than a Majority of the Controlling Class (disregarding any Portfolio Manager Securities), as provided below, will have five days after their receipt of such proposal to provide a written consent or objection to such proposal to the Trustee and the Manager.  With respect to the approval of any proposed replacement for any departed Key Person, the following procedures will be applicable:  (i) for so long as the Designated Class A Voting Condition is satisfied, the Designated Class A Owner must affirmatively vote to approve any such proposed replacement person or persons for such proposed replacement to become a Key Person and (ii) during any other period of time, such replacement will become a Key Person if such person or persons are either affirmatively approved in writing by a Majority of the Controlling Class (including the Designated Class A Owner) or if a Majority of the Controlling Class (including the Designated Class A Owner) fails to respond to such approval request within five days after their receipt of such proposal.  Such an approval in accordance with clauses (i) and (ii) above shall result in the Key Persons Event having been cured (such occurrence, a "Key Persons Cure") or such individual having been added as a Key Person; provided that, in the event that any Key Persons Event is not cured in accordance with the foregoing procedures, the Manager will have the right prior to the last day of the Initial Cure Period to propose one or more different replacement persons in response.   In response to any objection as described above, the Manager may continue to propose one or more different persons as replacement Key Persons in accordance with the foregoing procedures, in the case of a Key Persons Event prior to the expiration of the Initial Cure Period.  If a Key Persons Cure effected in accordance with the provisions of this Section 12(f) has not occurred prior to the end of the Initial Cure Period, then a Key Persons Event will occur on the Business Day following the last day of the Initial Cure Period.

(g)           No resignation or removal of the Manager or termination of this Agreement will become effective until the acceptance of appointment by a successor Manager (the "Successor Manager") satisfying the Successor Criteria and notice of such appointment has been given to the Rating Agencies.  If the Designated Successor Manager is not able to satisfy the Successor Criteria, or if the Designated Successor Manager is the current Manager and is being removed or is resigning from such role, within 30 days after the occurrence of either of the foregoing (the "Manager Termination Date"), the Issuer at the direction of the Holders of a Majority of the Subordinated Notes (without disregarding Portfolio Manager Securities for such purpose, notwithstanding Section 12(h)) may propose a Successor Manager by written notice to the Holders of the Controlling Class.  The Issuer will appoint such Successor Manager if it satisfies the Successor Criteria and such Successor Manager has been approved in writing by the Holders of a Majority of the Controlling Class.  If the Holders of a Majority of the Controlling Class do not approve the proposed Successor Manager, the Holders of a Majority of the Controlling Class may propose a Successor Manager, which the Issuer will appoint if such proposed Successor Manager satisfies the Successor Criteria and the consent of the Holders of a Majority of the Subordinated Notes is obtained.  If no Successor Manager has been selected within 60 days of the Manager Termination Date, the Issuer, the resigning Manager, the Trustee or any Holder of Notes may petition a court of competent jurisdiction for the appointment of a Successor Manager that satisfies the Successor Criteria.

(h)           For purposes of determining whether the Holders of the required percentage of Aggregate Outstanding Amount of Notes have taken any particular action permitted under this Agreement, Portfolio Manager Securities will be disregarded and have no voting rights with respect to any vote in respect of any of the following actions: (i) the termination of this Agreement or removal of the Manager, in each case, for  Cause, (ii) any approval rights with regard to the replacement of Key Persons or the effecting of a Key Persons Cure or the objection to or designation of a Successor Manager hereunder if the Manager (which is not the Designated Successor Manager) is being removed hereunder, (iii) the objection to or designation of a Successor Manager hereunder if the Designated Successor Manager has become the Manager and is being removed as the Manager pursuant hereto and (iv) the waiver of any event constituting Cause as a basis for termination of this Agreement and removal of the Manager.  For any such action, if the Notes of the Controlling Class consists entirely of Portfolio Manager Securities, such action must be undertaken by the required percentage of the most senior Class of Notes that is not comprised entirely of Portfolio Manager Securities, disregarding any Portfolio Manager Securities.  If any such action requires a Majority of any Class that consists of Portfolio Manager Securities, such Portfolio Manager Securities will be disregarded and the calculation of Majority for such action will be the Holders of at least a Majority of the Notes of such Class, disregarding any Portfolio Manager Securities.

(i)            No compensation payable to a Successor Manager from payments on the Assets will be greater than that permitted to be paid in the aggregate to the Manager hereunder and under the Indenture and to the Designated Successor Manager under the Designated Successor Management Agreement and the Indenture without (a) the prior written consent of a Majority of each Class of Notes other than the Class X Notes (each Class voting separately) and (b) prior notice to the Rating Agencies.  Upon expiration of all applicable notice periods specified herein, all authority and power of the Manager hereunder, whether with respect to the Assets or otherwise, will automatically and without action by any Person pass to and be vested in the successor institution upon the acceptance by such institution of its appointment hereunder.  The Issuer and the Successor Manager shall take such action (or cause the outgoing Manager to take such action) consistent herewith and as will be necessary to effect any such succession.

(j)            From and after the effective date of the termination of the Manager's duties and obligations pursuant to this Agreement or resignation or removal of the Manager hereunder, the Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accrued to the date of termination, as provided in Section 8, and shall be entitled to receive any other amounts owing under this Agreement.  Upon such termination, resignation or removal, the Manager shall, as soon as practicable, (i) deliver to the successor Manager appointed pursuant to this Agreement all property and documents relating to the Assets then in the custody of the Manager and (ii) deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the Successor Manager appointed pursuant to this Agreement.

(k)           The Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture or any of the Assets (excluding any such Proceeding in which claims are asserted against the Manager or any Affiliate of the Manager) upon receipt of indemnification and expense reimbursement reasonably acceptable to the Manager.

(l)             If this Agreement is terminated or the Manager resigns or is removed pursuant to the terms hereof, notwithstanding such termination, resignation or removal, the Manager and the Issuer shall remain liable to the extent set forth herein for their respective acts or omissions hereunder arising prior to termination, resignation or removal.

(m)          The Issuer, the Trustee, the retiring Manager and the Successor Manager shall take such action consistent with this Agreement and the terms of the Indenture as shall be necessary to effect any such succession.

(n)           On the date as of which a Successor Manager has agreed in writing to assume all of the Manager's duties and obligations pursuant to this Agreement and as specified in the Indenture, all authority and power of the Manager under this Agreement, whether with respect to the Collateral Obligations or otherwise, shall automatically and without further action by any Person pass to and be vested in the Successor Manager upon the appointment thereof.

13.           Delegation; Assignment; Succession.

(a)           Delegation.  The Manager may delegate to third parties (including its Affiliates) who it shall select with reasonable care and may employ third parties to perform any or all of the duties assigned to the Manager hereunder without the consent of the Issuer or any Holder of the Notes; provided that (i) the Manager will not be relieved of any of its duties hereunder as a result of such delegation to or employment of third parties and shall be liable for acts and omissions of such third parties to the same extent (including the same standard of care) as if such acts and omissions were acts or omissions of the Manager and (ii) the Manager will be solely responsible for the fees and expenses payable to any such third party except to the extent such expenses are payable by the Issuer hereunder.

(b)           Assignment.  Subject to this Section 13, the Manager may assign its rights or responsibilities (including its asset selection, credit review, trade execution and/or related collateral management duties) under this Agreement subject to the following requirements, and in each case subject to any consent required for an assignment under the Investment Advisers Act: (i) with (except as set forth in clause (ii) below) the consent of a Majority of the Controlling Class and a Majority of the Subordinated Notes; or (ii) subject to subclause (c) below, without obtaining consent of any Holder of Notes, to the surviving entity of a merger, consolidation or restructuring, to an Affiliate of the Manager or to any other entity to which all or substantially all of the assets, or at the time of such transfer, the collateral management business, of the Manager has been transferred, so long as the entity satisfies the Successor Criteria.  The consent of the Board of Directors of the Issuer will constitute consent to any transaction considered to be an assignment under the Investment Advisers Act that does not require consent of Holders as described above.

Furthermore, without obtaining the consents referred to in clause (i) of the immediately preceding paragraph, the initial JMP Manager may assign its rights and responsibilities (including its asset selection, credit review, trade execution and/or related collateral management duties) under this Agreement to any Affiliate so long as: (a) such Affiliate is a registered investment adviser under the Investment Advisers Act; (b) the employees who have the primary responsibility for the performance by the initial JMP Manager of its obligations under this Agreement are also employees of such Affiliate and will continue in such role once such assignment is effected; (c) such Affiliate satisfies the Successor Criteria; and (d) prior written notice is provided to the Co-Issuers, the Trustee, the Placement Agent, the Holders and each Rating Agency.

In addition, the assignee shall execute and deliver to the Issuer and the Trustee a counterpart of this Agreement naming such assignee as Manager.  Upon the execution and delivery of such a counterpart by the assignee Manager, the assignor Manager shall be released from further obligations pursuant to this Agreement, except with respect to its obligations arising under Section 10(i) prior to such assignment and except with respect to its obligations under Section 27.

This Agreement shall not be assigned by the Issuer without the prior written consent of the Manager and the Trustee, except in the case of assignment by the Issuer to (i) an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder, or (ii) the Trustee as contemplated by the Indenture.  In the event of any assignment by the Issuer, the Issuer shall use its best efforts to cause its successor to execute and deliver to the Manager such documents as the Manager shall consider reasonably necessary to effect fully such assignment.

The Manager hereby consents and agrees to the matters set forth in Section 15.1(f) of the Indenture.

(c)           Succession.  Any corporation, partnership or limited liability company or other Person into which the Manager may be merged or converted or with which it may be consolidated, or any corporation, partnership or limited liability company resulting from any merger, conversion or consolidation to which the Manager shall be a party, or any corporation, partnership, limited liability company or other Person succeeding to all or substantially all of the assets management business of the Manager, shall be the successor to the Manager without any further action by the Manager, the Issuer, the Trustee, any Holder of the Notes or any other Person; provided that the Manager shall provide prompt notice to each Rating Agency upon such occurrence.

14.            Representations and Warranties.

(a)           The Issuer hereby represents and warrants to the Manager as follows:

(i)           The Issuer (A) has been duly incorporated and registered as an exempted company with limited liability and is validly existing under the laws of the Cayman Islands, (B) has the full corporate power and authority to own its assets and the securities proposed to be owned by it and included in the Assets and to engage in the transactions contemplated herein and in the Indenture and (C) is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Indenture, the Collateral Administration Agreement or the Notes would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer.

(ii)          The Issuer has the necessary corporate power and authority to execute, deliver and perform this Agreement, the Indenture, the Collateral Administration Agreement and the Notes and all obligations required hereunder, under the Indenture, under the Collateral Administration Agreement and under the Notes and has taken all necessary action to authorize this Agreement, the Indenture, the Collateral Administration Agreement and the Notes on the terms and conditions hereof and thereof and the execution, delivery and performance of this Agreement, the Indenture, the Collateral Administration Agreement and the Notes and the performance of all obligations imposed upon it hereunder and thereunder.  The Issuer has duly executed this Agreement, the Indenture, the Collateral Administration Agreement and the Notes.  No consent of any other Person, including, without limitation, shareholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or "blue sky" laws and those that have been or shall be obtained in connection with the Indenture and the issuance of the Notes, is required by the Issuer in connection with this Agreement, the Indenture, the Collateral Administration Agreement or the Notes or the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture, the Collateral Administration Agreement or the Notes or the obligations imposed upon it hereunder or thereunder.  This Agreement has been, and each instrument and document required hereunder or under the terms of the Indenture shall be, executed and delivered by a duly authorized person of the Issuer, and this Agreement, the Collateral Administration Agreement and the Indenture constitute, and each instrument or document required hereunder or thereunder, when executed and delivered, shall constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer, and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)         The execution, delivery and performance of this Agreement, the Indenture, the Collateral Administration Agreement, the Notes and the documents and instruments required hereunder and thereunder (A) do not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Governing Instruments of, or any securities issued by, the Issuer or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer or its ability to perform its obligations hereunder or thereunder, and (B) do not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(iv)         The Issuer is not required to be registered as an "investment company" under the Investment Company Act.

(v)          The Issuer is not in violation of its Governing Instruments or in breach or violation of or in default under the Indenture or any other contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the Indenture or on the performance by the Issuer of its duties hereunder or thereunder.

(vi)         There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Issuer, threatened that, if determined adversely to the Issuer, would have a material adverse effect upon the performance by the Issuer of its duties under, or on the validity or enforceability of, this Agreement.

(vii)        The Issuer acknowledges that the Manager's Form ADV Part 2A includes a description of the Manager's proxy voting policies.  The Issuer understands that it may receive a copy of such proxy voting policies as well as information as to how the Manager has voted proxies, if any, related to securities held by the Issuer by contacting the  Manager.

(viii)       True and complete copies of the Indenture and the Issuer's Governing Instruments have been delivered to the Manager.

The Issuer agrees to deliver a true and complete copy of each and every amendment to the documents referred to in Section 14(a)(ix) above to the Manager as promptly as practicable after its adoption or execution.

(b)           The Manager hereby represents and warrants to the Issuer as follows:

(i)           The Manager (A) is a limited liability company duly organized and validly existing under the laws of the State of Delaware, (B) has full power and authority to own its assets and to transact the business in which it is currently engaged, (C) is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement would require, such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of the Manager or on the ability of the Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Manager and (D) is registered as an investment adviser under the Advisers Act.

(ii)          The Manager has the necessary power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and under the provisions of the Indenture applicable to the Manager and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and under the terms of the Indenture applicable to the Manager.  The Manager has duly executed this Agreement.  No consent of any other Person, including, without limitation, creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations required hereunder or under the terms of the Indenture applicable to the Manager.  This Agreement has been, and each instrument and document required hereunder or under the terms of the Indenture shall be, executed and delivered by a duly authorized officer of the Manager, and this Agreement constitutes, and each instrument and document required hereunder or under the terms of the Indenture when executed and delivered by the Manager hereunder or under the terms of the Indenture shall constitute, the valid and legally binding obligations of the Manager enforceable against the Manager in accordance with its terms, subject to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)         The execution, delivery and performance of this Agreement and the terms of the Indenture applicable to the Manager and the documents and instruments required hereunder or under the terms of the Indenture shall not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the Governing Instruments of, or any securities issued by, the Manager or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Manager or its ability to perform its obligations under this Agreement, and shall not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking, the existence of which would have a material adverse effect on the business, operations, assets or financial condition of the Manager or its ability to perform its obligations under this Agreement.

(iv)         There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Manager, threatened that, if determined adversely to the Manager, would have a material adverse effect upon the performance by the Manager of its duties under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Manager hereunder.

(v)          The Manager is not in violation of its Governing Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Manager or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Manager or the performance by the Manager of its duties hereunder or thereunder.

(vi)         The Manager Information contained in the Offering Circular, as of its respective date and as of the Closing Date, is true in all material respects and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

15.          Observation Rights.

The Issuer covenants and agrees to notify on a timely basis the Manager of each meeting of the Board of Directors of the Issuer, to provide on a timely basis any materials distributed to the Board of Directors in connection with such meeting and to afford a representative of the Manager the opportunity to be present at each such meeting, in person or by telephone at the option of the Manager.

16.           Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including by telecopy) and shall be deemed to have been duly given, made and received when mailed, first class, postage prepaid, or, in the case of telecopy notice, when received in legible form, addressed as set forth below:

(a)           If to the Issuer:

JMP Credit Advisors CLO II Ltd.
c/o Appleby Trust (Cayman) Ltd.
Clifton House, 75 Fort Street
P.O. Box 1350
Grand Cayman KY1-1108
Cayman Islands
Attention: The Directors
Telephone: (345) 949-490
Fax:  (345) 949-4901

(b)           If to the Manager:

JMP Credit Advisors LLC
3440 Preston Ridge Road, Suite 350
Alpharetta, Georgia 30005
Attention:  Renee Lefebvre
Fax:  (678) 366-0363
Email:  clo@jmpcredit.com

with a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York  10022
Attention:  Stanford A. Renas
Fax:  (212) 940-8776

(c)           If to the Trustee:

U.S. Bank National Association
190 South LaSalle Street, 8th Floor
Chicago, Illinois  60603
Attention: Corporate Trust Services – JMP Credit Advisors CLO II Ltd.
Fax:  (312) 332-8030

(d)          If to the Rating Agencies:

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007
Email:  cdmonitoring@moodys.com
Attention:  CBO/CDO Monitoring

Standard & Poor's
55 Water Street, 41st Floor
New York, New York 10041
Telephone:  (212) 438-2000
Fax:  (212) 438-2655
Email:  CDO_Surveillance@sandp.com
Attention:  Asset Backed—CBO/CLO Surveillance

(e)           If to the Holders:

At their respective addresses set forth on the applicable Registers.

Any party may alter the address or telecopy number to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 16 for the giving of notice.

The Manager shall concurrently deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Manager to the Issuer pursuant to this Agreement.

17.           Binding Nature of Agreement; Successors and Assigns.

The Manager agrees and consents to the provisions contained in Article 15 of the Indenture.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

18.           Entire Agreement; Amendments.

(a)          This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(b)          This Agreement may be modified, supplemented or amended by an agreement in writing executed by the parties hereto without the consent of the Holders of Notes and without satisfaction of the Moody's Rating Condition (or deemed inapplicability thereof pursuant to the Indenture) and the S&P Rating Condition (or deemed inapplicability thereof pursuant to the Indenture) to (i) correct inconsistencies, typographical or other errors, defects or ambiguities, provided that such correction does not have a material adverse effect on the Holders of any Class of Notes, (ii) conform this Agreement to the Offering Circular or to the Indenture, (iii) conform this Agreement to any supplemental indenture entered into in accordance with Section 8.1(c) of the Indenture or (iv) permanently or temporarily remove any Management Fee payable to the Manager.  Any other amendment to this Agreement shall be executed by the parties hereto and be permitted (a) if the Moody's Rating Condition is satisfied (or deemed inapplicable pursuant to the Indenture) and (b) so long as a Majority of the Controlling Class does not object to such amendment, modification or waiver within 15 Business Days after the Issuer provides notice thereof to the Controlling Class.  The Issuer shall notify S&P of any amendment to this Agreement.

19.           Conflict with the Indenture.

In the event that this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture in respect thereof shall control.

20.           Subordination.

The Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Manager agrees to be bound by the provisions of, Article 11 of the Indenture as if the Manager were a party to the Indenture, and each of the Manager and Issuer hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

21.           Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

22.           Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

23.           Costs and Expenses.

The reasonable costs and expenses (including the fees and disbursements of counsel and accountants) incurred by the Manager in connection with the negotiation and preparation of and the execution of this Agreement, and all matters incident thereto, shall be borne by the Issuer.

24.           Execution in Counterparts.

This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

25.           Provisions Separable.

In case any provision in this Agreement shall be invalid, illegal or unenforceable as written, such provision shall be construed in the manner most closely resembling the apparent intent of the parties with respect to such provision so as to be valid, legal and enforceable; provided, however, that, if there is no basis for such a construction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, and, unless the ineffectiveness of such provision destroys the basis of the bargain for one of the parties to this Agreement, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

26.           Jurisdiction and Venue.

The parties to this Agreement irrevocably submit to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, the Notes or the Indenture, and the parties irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.  The parties to this Agreement irrevocably waive, to the fullest extent they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The parties to this Agreement irrevocably consent to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it in accordance with Section 16.  The parties agree that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

27.           Limited Recourse; Non-Petition.

(a)           Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer, payable solely from the Assets and only to the extent of funds available from time to time and in accordance with the Priority of Payments, and following exhaustion of the Assets, all obligations of and all claims against the Issuer hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive.  No recourse shall be had to any of the Affiliates, members, shareholders, subscribers, directors, officers, partners, employees or agents of the Issuer or any of their respective successors and assigns in respect to the obligations of the Issuer hereunder or arising in connection herewith.

(b)           The Manager agrees not to institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year and one day or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all Notes issued under the Indenture; provided, however, that nothing in this clause (b) shall preclude, or be deemed to estop, the Manager (A) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer, as the case may be, or (y) any involuntary insolvency proceeding filed or commenced against the Issuer or the Co-Issuer, as the case may be, by a Person other than the Manager or any of its Affiliates or (B) from commencing against the Issuer or the Co-Issuer or any properties of the Issuer or the Co-Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

28.           WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

29.           Survival.

The agreements in Sections 6, 8, 10, 12(j), 12(k), 12(l), 18(b), 19, 20, 21, 23, 26, 27, 28 and 30 shall survive indefinitely the termination of this Agreement and the replacement (including by assignment) or resignation of JMP Credit Advisors LLC (or any of its Affiliates) or any other Manager hereunder as the Manager.

30.           Confidentiality.

(a)          The Manager shall follow its customary procedures to keep confidential all information obtained in connection with the services rendered hereunder or under the Indenture and shall not disclose any such information except (i) with the prior written consent of the Issuer, (ii) such information as any Rating Agency shall reasonably request in connection with its rating of the Secured Notes, (iii) as required by law, regulation, court order or the rules, regulations or request of any regulatory or self regulating organization, body or official having jurisdiction over the Manager, (iv) such information as shall have been publicly disclosed other than in violation of this Agreement, (v) to its Affiliates, members, partners, officers, directors and employees and to its attorneys, accountants and other professional advisers in conjunction with the transactions described herein, (vi) such information that was or is obtained by the Manager on a non-confidential basis, (vii) such information as may be necessary or desirable in order for the Manager to prepare, publish and distribute to any Person any information relating to the investment performance of the Assets, (viii) in connection with the enforcement of its rights hereunder or in any dispute or proceeding related hereto, (ix) to the Trustee, (x) to the Holders of the Notes and potential purchasers of or a placement agent with respect to any Notes and (xi) to the Designated Successor Manager.  In no event, however, shall the Manager be required to disclose to any Person any information in violation of (x) any fiduciary duty of the Manager or any requirement of law or (y) any contractual obligation or confidentiality undertaking applicable to the Manager or any fund or account managed by the Manager.

(b)          Notwithstanding anything herein to the contrary, the Manager may disclose to any and all Persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of this Agreement and the transactions contemplated by this Agreement; provided, however, that the Manager shall not disclose any other information that is not relevant to understanding the tax treatment or tax structure of this Agreement or the transactions contemplated by this Agreement the disclosure of which is otherwise limited pursuant to this Agreement or any other information to the extent that such disclosure would result in a violation of any federal or state securities law.

31.           17g-5.

(a)          The Issuer hereby appoints the Manager as the Information Agent to post information it receives from (or on behalf of) the Issuer, the Trustee, the Collateral Administrator or the Manager to the 17g-5 Website in accordance with the terms of this Section 31 and Section 7.20 of the Indenture. The Information Agent shall have all the protections and benefits provided for the Manager hereunder.

(b)          The Information Agent shall make available solely to the NRSROs who deliver to the Information Agent, the Issuer and the Manager an NRSRO Certification (which may be submitted electronically via the 17g-5 Website) and to the Rating Agencies (without submission of an NRSRO Certification) the information delivered to it by the Issuer, the Trustee, the Collateral Administrator or the Manager (or their respective representatives or advisors) via electronic mail at JMPCACLOII@JMPCredit.com (or via any other delivery method established or approved by the Information Agent if or as may be necessary or beneficial); provided that (i) such electronic mail has a subject reference of “JMP Credit Advisors CLO II Ltd.”, (ii) such electronic mail indicates the type of information being provided in the body of such electronic mail and (iii) such information is not locked or corrupted and is otherwise received in a readable and uploadable format.

(c)          The Information Agent shall upload any of the foregoing items of information received in accordance with the foregoing paragraph to the 17g-5 Website on the same Business Day of receipt, provided that such information is received by 12:00 p.m. (Eastern time) or, if received after 12:00 p.m. (Eastern time), on the next Business Day.  The Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction or otherwise is or is not anything other than what it purports to be.  In the event that any information is delivered or posted in error, each of the Manager and the Information Agent may remove such information from the 17g-5 Website.  Except to the extent such information is prepared by the Manager in accordance with the Indenture or this Agreement, neither the Manager nor the Information Agent, as the case may be, shall have obtained or shall be deemed to have obtained actual knowledge of any information solely by receipt and posting to the 17g-5 Website.  Questions regarding delivery of information to the Information Agent may be directed to (678) 368-4157 or clo@jmpcredit.com.

(d)          Upon request of the Issuer or the Rating Agencies, the Information Agent shall post on the 17g-5 Website any additional information requested by the Issuer or the Rating Agencies to the extent such information is delivered to the Information Agent electronically in accordance with this Section 31.  In no event shall the Information Agent disclose which Rating Agency requested such additional information (except to the extent that such Rating Agency is identified in such additional information).

(e)           The Information Agent shall provide a mechanism (which mechanism may require additional affirmative steps be taken by the Rating Agencies or any NRSROs that have delivered an NRSRO Certification to the Information Agent) to notify each Rating Agency and any NRSROs who have delivered an NRSRO Certification to the Information Agent, each time the Information Agent posts an additional document to the 17g-5 Website.  In connection with providing access to the 17g-5 Website, the Issuer, the Manager and/or the Information Agent may require registration and the acceptance of a disclaimer.  The Issuer, the Manager and the Information Agent, as the case may be, shall not be liable for the dissemination of information in accordance with the terms of this Agreement, the Indenture or Rule 17g-5 (including, without limitation, any unauthorized disclosure of any information that it disseminates in accordance with this Agreement), make no representations or warranties as to the accuracy or completeness of such information being made available, and assume no responsibility for such information, except to the extent such information is prepared by the Manager pursuant to the terms of the Indenture or this Agreement.  The Information Agent shall not be liable for its failure to make any information available to the Rating Agencies or any NRSRO unless such information was delivered to the Information Agent at the e-mail address set forth above, with a subject heading of “JMP Credit Advisors CLO II Ltd.” and sufficient detail to indicate that such information is required to be posted on the 17g-5 Website and so long as the information received by the Information Agent is not locked or corrupted and is otherwise received in a readable and uploadable format.  The Information Agent shall notify each of the Issuer, the Trustee, the Manager and the Collateral Administrator in writing of any change in the identity or contact information of the Information Agent.

(f)           The Information Agent shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Co-Issuers, the Rating Agencies, an NRSRO, any of their respective agents or any other party.  The Information Agent shall not be liable for the use of the information posted on the 17g-5 Website, whether by the Co-Issuers, the Rating Agencies, an NRSRO or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

32.           Written Disclosure Statement.

The Issuer acknowledges receipt of Part 2A of the Manager's Form ADV, as required by Rule 204-3 under the Advisers Act, more than 48 hours prior to the date of execution of this Agreement.

[Signatures Appear On Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Management Agreement as of the date first written above.

JMP CREDIT ADVISORS LLC

By:	/s/ Renee Lefebvre
Name: Renee Lefebvre
Title: Managing Director

JMP CREDIT ADVISORS CLO II LTD.

By:	/s/ Richard McMillan
Name: Richard McMillan
Title: Director